Exhibit 99

Velocity Financial, Inc. Reports Third Quarter 2022 Results

Third Quarter Highlights:

  Net income of $10.0 million and diluted earnings per share (EPS) of $0.29, compared to $8.0 million and $0.23 per share, respectively, for 3Q21
  Core net income(1) of $10.0 million and core diluted EPS(1) of $0.29, compared to $8.0 million and $0.23 per share, respectively, for 3Q21
  Loan production volume of $457.3 million in unpaid principal balance (UPB), an increase of 34.2% from 3Q21
  Total loan portfolio UPB of $3.4 billion as of September 30, 2022, an increase of 51.1% from September 30, 2021
  Nonaccrual loans as a percentage of Held for Investment (HFI) loans was 7.4% as of September 30, 2022, down from 12.7% as of September 30, 2021
  Resolutions of nonperforming loans (NPL) and real estate owned (REO) totaled $45.2 million in UPB, realizing gains of $2.7 million or 105.9% of UPB resolved
  Portfolio net interest margin (NIM) of 3.59%, compared to 4.97% in 3Q21
  Completed one VCC securitization in 3Q22 totaling $308.4 million of securities issued
  Liquidity(2) of $96.0 million as of September 30, 2022
  Book value per common share of $11.61 as of September 30, 2022

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--November 3, 2022--Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company) reported net income and core net income of $10.0 million for 3Q22, compared to net income and core net income of $8.0 million for 3Q21. Earnings and core earnings per diluted share were $0.29 for 3Q22, compared to $0.23 for 3Q21.

“Velocity delivered strong earnings in the third quarter, over 30% year-over-year production growth, further improvement in our loan portfolio’s performance, and continued book value growth,” said Chris Farrar, President and CEO. “In the third quarter, loan demand remained robust despite higher interest rates, underscoring the strong desire of our borrowers to own tangible assets. While market volatility and uncertainty have increased, we have a solid balance sheet and strong liquidity that will enable us to navigate this period and position the Company for future success.”

Third Quarter Operating Results

KEY PERFORMANCE INDICATORS
($ in thousands)	3Q 2022	3Q 2021	$ Variance	% Variance
Pretax income	$14,049	$10,927	$3,122	28.6%
Net income	$9,983	$8,022	$1,961	24.4%
Diluted earnings per share	$0.29	$0.23	$0.05	22.6%
Core net income(a)	$9,983	$8,022	$1,961	24.4%
Core diluted earnings per share(a)	$0.29	$0.23	$0.06	24.5%
Pretax return on equity	15.26%	18.23%	n.a.	(16.3)%
Core pretax return on equity(a)	15.26%	18.23%	n.a.	(16.3)%
Net interest margin - portfolio	3.59%	4.97%	n.a.	(27.8)%
Net interest margin - total company	3.09%	4.13%	n.a.	(25.3)%
Average common equity	$368,270	$239,790	$128,479	53.6%

(a) Core income, core diluted earnings per share and core pretax return on equity are non-GAAP measures. Please see the reconciliation to GAAP net income at the end of this release.

Discussion of results:

  Net income in 3Q22 was $10.0 million, compared to $8.0 million in 3Q21

‒ The year-over-year increase in net income was driven by higher net interest income from strong HFI portfolio growth, the realization of interest and fees from the resolution of nonperforming loans, and MSR valuation gains.

  Core net income(1) was $10.0 million, an increase of 24.4% from $8.0 million in 3Q21
  Portfolio NIM in 3Q22 was 3.59% compared to 4.97% from 3Q21, driven by a decrease in portfolio yield and higher portfolio debt costs
  The GAAP pretax return on equity was 15.26% in 3Q22, compared to 18.23% in 3Q21

‒ Driven by a higher average equity balance in 3Q22

TOTAL LOAN PORTFOLIO
($ of UPB in millions)	3Q 2022	3Q 2021	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$1,777	$1,150	$627	55%
Mixed Use	432	302	129	43%
Multi-Family	297	203	94	46%
Retail	304	197	107	54%
Warehouse	228	151	77	51%
All Other	379	268	111	41%
Total	$3,416	$2,271	$1,145	50.4%
Held for Sale
Multi-Family	$16.57	$-	$17	n.m.
Total Managed Loan Portfolio UPB	$3,433	$2,271	$1,162	51.1%
Key loan portfolio metrics:
Total loan count	8,476	6,430
Weighted average loan to value	68.7%	67.2%
Weighted average total portfolio yield	7.88%	8.77%
Weighted average portfolio debt cost	4.81%	4.48%

Discussion of results:

  Velocity’s total loan portfolio was $3.4 billion in UPB as of September 30, 2022, an increase of 51.1% from $2.3 billion in UPB as of September 30, 2021

‒ Driven by record loan production volume

‒ Payoff activity totaled $110.9 million in UPB in 3Q22, a decrease of 11.9% from $125.5 million in 3Q21

  The weighted average portfolio loan-to-value ratio was 68.7% as of September 30, 2022, consistent with the 67.2% as of September 30, 2021, and the five-quarter trailing average of 67.9%
  The weighted average total portfolio yield was 7.88% in 3Q22, a decrease of 89 bps from 3Q21, driven by record loan production volume earlier this year in a lower interest rate environment
  Portfolio-related debt cost in 3Q22 was 4.81%, an increase of 33 bps from 3Q21 resulting from a higher interest rate environment
LOAN PRODUCTION VOLUMES
($ in millions)	3Q 2022	3Q 2021	$ Variance	% Variance
Investor 1-4 Rental	$ 278	$ 184	$ 94	50.9%
Traditional Commercial	133	131	2	1.7%
Short-term loans	46	25	21	82.2%
Total loan production	$ 457	$ 341	$ 117	34.2%

Discussion of results:

  Loan production in 3Q22 totaled $457.3 million in UPB, a 34.2% increase from $340.7 million in UPB in 3Q21

‒ Resulting primarily from 50.9% growth of Investor 1-4 long-term loan production

  The weighted average coupon (WAC) on 3Q22 HFI loan production was 8.89%, an increase of 114 bps from 2Q22 and 184 basis points from 3Q21
  October 2022 originations totaled $105.0 million in UPB with a WAC of 9.8%
HFI PORTFOLIO CREDIT PERFORMANCE INDICATORS
($ in thousands)	3Q 2022	3Q 2021	$ Variance	% Variance
Nonperforming loans(a)	$253,341	$288,436	$(35,095)	(12.2)%
Average Nonperforming Loans	$249,297	$288,778	$(39,480)	(13.7)%
Nonperforming loans % total HFI Loans	7.4%	12.7%	n.a.	(41.6)%
Total Charge Offs	$155	$162	$(7)	(4.3)%
Charge-offs as a % of Avg. Nonperforming loans(b)	0.25%	0.22%	n.a.	10.9%
Loan Loss Reserve	$5,330	$4,028	$1,302	32.3%

(a) Nonperforming/Nonaccrual loans include loans 90+ days past due, loans in foreclosure, bankruptcy and on nonaccrual.
(b) Reflects the annualized quarter-to-date charge-offs to average nonperforming loans for the period.

Discussion of results:

  Nonperforming loans (NPL) totaled $253.3 million in UPB as of September 30, 2022, or 7.4% of loans HFI, compared to $288.4 million and 12.7%, respectively, as of
  September 30, 2021
  Charge-offs in 3Q22 totaled $155.2 thousand compared to $162.1 thousand in 3Q21

‒ 3Q22 charge-offs were in-line with the trailing five-quarter average of $165.0 thousand per quarter

  The loan loss reserve totaled $5.3 million as of September 30, 2022, a 32.3% increase from $4.0 million as of September 30, 2021, driven primarily by portfolio growth
  Capitalized interest recovered on COVID forbearance loans totaled $4.1 million since the program's inception in April 2020, with a remaining balance of $6.9 million as of September 30, 2022. None of the capitalized interest has been forgiven.
NET REVENUES
($ in thousands)	3Q 2022	3Q 2021	$ Variance	% Variance
Interest income	$63,419	$46,923	$16,496	35.2%
Interest expense - portfolio related	(34,561)	(20,321)	(14,240)	70.1%
Net Interest Income - portfolio related	28,858	26,602	2,256	8.5%
Interest expense - corporate debt	(4,011)	(4,488)	477	(10.6)%
Net Interest Income	$24,847	$22,114	$2,733	12.4%
Loan loss provision	(580)	(228)	(352)	154.5%
Gain on disposition of loans	399	306	93	30.5%
Other operating income (expense)	2,111	33	2,078	n.m
Total Net Revenues	$26,777	$22,225	$4,552	20.5%

Discussion of results:

  Total net interest income, including corporate debt interest expense, increased by $2.7 million, or 12.4% from 3Q21

‒ Portfolio-related interest income increased 35.2% from 3Q21, resulting from strong portfolio growth driven by record production volumes

‒ Portfolio interest expense increased 70.1% from 3Q21, driven by higher costs on securitizations issued in 2022 as well as higher interest rates on warehouse financing

  Other operating income growth in 3Q22 was driven by valuation gains in our mortgage servicing right (MSR) asset of $1.4 million, driven by higher interest rates
OPERATING EXPENSES
($ in thousands)	3Q 2022	3Q 2021	$ Variance	% Variance
Compensation and employee benefits	$6,788	$4,738	$2,050	43.3%
Rent and occupancy	445	447	(2)	(0.4)%
Loan servicing	3,314	2,014	1,300	64.6%
Professional fees	664	736	(72)	(9.8)%
Real estate owned, net	(195)	1,186	(1,381)	(116.4)%
Other expenses	1,711	2,177	(466)	(21.4)%
Total operating expenses	$12,727	$11,298	$1,429	12.6%

Discussion of results:

  Operating expenses totaled $12.7 million in 3Q22, an increase of 12.6% from 3Q21

‒ Higher compensation and employee benefit expense resulted from increased commissions on higher loan volume and growth of the salesforce and loan operations staff

‒ Servicing expense growth was driven by the increase in securitizations outstanding from $1.6 billion as of September 30, 2021 to $2.7 billion as of September 30, 2022

‒ Real estate owned (REO), net in 3Q22 was revenue of $0.19 million compared to an expense of $1.9 million in 3Q21, primarily driven by realized gains on the disposition of REOs totaling $1.2 million in 3Q22

SECURITIZATIONS
($ in thousands)	Securities	Balance at		Balance at
Trusts	Issued	9/30/2022	W.A. Rate	9/30/2021	W.A. Rate
2014-1 Trust	161,076	$-	-	$18,910	8.12%
2015-1 Trust	285,457	-	-	21,161	7.57%
2016-1 Trust	319,809	24,356	8.10%	40,354	8.25%
2016-2 Trust	166,853	-	-	29,207	7.54%
2017-1 Trust	211,910	-	-	50,258	6.34%
2017-2 Trust	245,601	61,224	3.75%	94,486	3.45%
2018-1 Trust	176,816	46,795	3.99%	72,219	4.02%
2018-2 Trust	307,988	99,151	4.49%	156,587	4.34%
2019-1 Trust	235,580	97,620	4.12%	146,086	4.08%
2019-2 Trust	207,020	90,165	3.39%	130,198	3.44%
2019-3 Trust	154,419	75,366	3.22%	105,570	3.26%
2020-1 Trust	248,700	141,423	2.87%	186,400	2.86%
2020-2 Trust	96,352	63,060	4.62%	88,695	4.51%
2020-MC1 Trust	179,371	-	-	57,111	4.51%
2021-1 Trust	251,301	206,026	1.74%	245,423	1.72%
2021-2 Trust	194,918	177,993	2.02%	203,743	1.77%
2021-3 Trust	204,205	190,073	2.45%
2021-4 Trust	319,116	282,567	3.18%
2022-1 Trust	273,594	260,454	3.93%
2022-2 Trust	241,388	236,918	5.09%
2022-MC1 Trust	84,967	60,872	6.88%
2022-3 Trust	296,323	285,847	5.64%
2022-4 Trust	308,357	306,365	6.24%
	$5,171,122	$2,706,275	4.05%	$1,646,408	3.55%

Discussion of results:

  Completed the VCC 2022-4 securitization totaling $308.7 million of securities issued in August, comprised of Investor 1-4 and Traditional Commercial long-term loans
  The weighted average rate on Velocity’s outstanding securitizations increased 50 bps from September 30, 2021, driven by higher rates on securitizations issued in 2022
RESOLUTION ACTIVITIES
LONG-TERM LOANS

RESOLUTION ACTIVITY	THIRD QUARTER 2022		THIRD QUARTER 2021
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$ 16,175	$ 967	$ 13,353	$ 1,251
Paid current	11,410	182	7,722	79
REO sold (a)	3,171	250	4,680	31
Total resolutions	$ 30,756	$ 1,399	$ 25,755	$ 1,361

Resolutions as a % of nonperforming UPB		104.5%		105.3%

SHORT-TERM AND FORBEARANCE LOANS

RESOLUTION ACTIVITY	THIRD QUARTER 2022		THIRD QUARTER 2021
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$ 8,691	$ 396	$ 8,960	$ 664
Paid current	2,075	-	25,141	29
REO sold	3,672	865	104	47
Total resolutions	$ 14,438	$ 1,261	$ 34,205	$ 740

Resolutions as a % of nonperforming UPB		108.7%		102.2%

Grand total resolutions	$ 45,194	$ 2,660	$ 59,960	$ 2,101

Grand total resolutions as a % of nonperforming UPB		105.9%		103.5%

(a) There was an REO property held since January 2019 that was sold during the quarter ended September 30, 2021, with a total lifetime loss of $1.7 million, all of which was recognized in prior periods.

Discussion of results:

  Total NPL and REO resolution activities in 3Q22 totaled $45.2 million in UPB and realized net gains of $2.7 million, or 105.9% of UPB resolved, compared to $60.0 million in UPB and net gains of $2.1 million, or 103.5% of UPB resolved in 3Q21

‒ Long-term loan and REO resolutions in 3Q22 totaled $30.8 million in UPB and realized gains of $1.4 million, compared to $25.8 million in UPB and realized gains of $1.4 million in 3Q21

‒ Short-term loan and REO resolutions in 3Q22 totaled $14.4 million in UPB and realized gains of $1.3 million, compared to $34.2 million in UPB and realized gains of $0.74 million in 3Q21

Velocity’s executive management team will host a conference call and webcast to review 3Q22 financial results on November 3rd, 2022, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of the Velocity Financial Investor Relations website https://www.velfinance.com/events-and-presentations. To listen to the webcast, please go to Velocity’s website at least 15 minutes before the call to register, download, and install any needed software. An audio replay of the call will also be available on Velocity’s website following the completion of the conference call.

Conference Call Information

To participate by phone, please dial-in 15 minutes before the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing 1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to join the Velocity Financial, Inc. conference call.

A replay of the call will be available through midnight on November 30, 2022, and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or 1-412-317-0088 internationally. The passcode for the replay is #9848120. The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages investor loans secured by 1-4-unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 18 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses non-GAAP core net income and core diluted EPS, which are non-GAAP financial measures.

Non-GAAP core net income and non-GAAP core diluted EPS are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs incurred from activities that are not normal recurring operating expenses, such as COVID-stressed charges and recoveries of loan loss provision, nonrecurring debt amortization, the impact of operational measures taken to address the COVID-19 pandemic and workforce reduction costs, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted-average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP.

We have included non-GAAP core net income and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be nonrecurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

For more information on Core Income, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” ”position,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, including the risk of recession (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our future securitizations, and (6) the continued conflict in Ukraine and (7) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, Inc. Consolidated Statements of Financial Condition

	Quarter Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
(In thousands)
Assets
Cash and cash equivalents	$26,372	$46,250	$36,629	$35,965	$35,497
Restricted cash	14,533	9,217	10,837	11,639	9,586
Loans held for sale, net	-	-	77,503	87,908	-
Loans held for sale, at fair value	16,569	-	-	-	-
Loans held for investment, at fair value	926	1,351	1,352	1,359	1,360
Loans held for investment	3,445,563	3,118,799	2,828,302	2,527,564	2,295,697
Total loans, net	3,463,058	3,120,149	2,907,156	2,616,831	2,297,056
Accrued interest receivables	18,333	15,820	14,169	13,159	11,974
Receivables due from servicers	66,992	75,688	78,278	74,330	57,058
Other receivables	1,962	1,320	4,527	1,812	870
Real estate owned, net	13,188	19,218	16,177	17,557	17,905
Property and equipment, net	3,495	3,632	3,690	3,830	3,348
Deferred tax asset	4,337	15,195	16,477	16,604	17,026
Mortgage Servicing Rights, at fair value	9,868	8,438	7,661	7,152	-
Goodwill	6,775	6,775	6,775	6,775	-
Other assets	18,453	11,036	7,345	6,824	6,843
Total Assets	$3,647,366	$3,332,738	$3,109,721	$2,812,478	$2,457,163

Liabilities and members' equity
Accounts payable and accrued expenses	$75,150	$78,384	$92,768	$92,195	$79,360
Secured financing, net	209,537	209,227	208,956	162,845	163,449
Securitizations, net	2,651,895	2,477,226	2,035,374	1,911,879	1,623,674
Warehouse & repurchase facilities	340,050	208,390	424,692	301,069	258,491
Total Liabilities	3,276,632	2,973,227	2,761,790	2,467,988	2,124,974

Mezzanine Equity
Series A Convertible preferred stock		-	-	-	90,000
Stockholders' Equity
Stockholders' equity	366,810	355,895	344,441	341,109	242,190
Noncontrolling interest in subsidiary	3,924	3,617	3,491	3,381	-
Total equity	370,734	359,512	347,932	344,490	242,190
Total Liabilities and members' equity	$3,647,366	$3,332,739	$3,109,722	$2,812,478	$2,457,164

Book value per share	$11.61	$11.26	$10.90	$10.84	$12.05

Shares outstanding	31,922	31,922	31,913	31,787	20,098

Velocity Financial, Inc. Consolidated Statements of Income (Quarterly)

	Quarter Ended
($ in thousands)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Revenues
Interest income	$63,419	$59,243	$52,049	$49,360	$46,923
Interest expense - portfolio related	34,561	28,752	23,556	23,666	20,321
Net interest income - portfolio related	28,858	30,491	28,493	25,694	26,602
Interest expense - corporate debt	4,011	4,182	17,140	4,462	4,488
Net interest income	24,847	26,309	11,353	21,232	22,114
Provision for loan losses	580	279	730	377	228
Net interest income after provision for loan losses	24,267	26,030	10,623	20,855	21,886
Other operating income
Gain on disposition of loans	399	1,776	4,540	2,357	306
Unrealized gain/(loss) on fair value loans	453	6	11	11	0
Other income (expense)	1,657	1,257	1,097	249	33
Other operating income (expense)	2,509	3,039	5,648	2,617	339
Total net revenues	26,776	29,070	16,271	23,472	22,225

Operating expenses
Compensation and employee benefits	6,788	6,553	5,323	4,720	4,738
Rent and occupancy	445	426	442	429	447
Loan servicing	3,314	3,290	2,450	2,480	2,014
Professional fees	664	1,062	1,362	1,716	736
Real estate owned, net	(195)	(251)	(175)	417	1,186
Other operating expenses	1,711	3,199	2,848	2,333	2,177
Total operating expenses	12,727	14,279	12,250	12,095	11,298
Income before income taxes	14,049	14,790	4,021	11,377	10,927
Income tax expense	3,759	4,019	790	3,024	2,905
Net income	10,290	10,771	3,231	8,353	8,022
Net income attributable to noncontrolling interest	307	126	110	-	-
Net income attributable to Velocity Financial, Inc.	9,983	10,645	3,121	8,353	8,022
Less undistributed earnings attributable to participating securities	152	164	48	362	3,030
Net earnings attributable to common stockholders	$9,831	$10,481	$3,073	$7,991	$4,992

Basic earnings (loss) per share	$0.31	$0.33	$0.10	$0.26	$0.25

Diluted earnings (loss) per common share	$0.29	$0.31	$0.09	$0.24	$0.23

Basic weighted average common shares outstanding	31,922	31,917	31,892	30,897	20,090

Diluted weighted average common shares outstanding	34,199	34,057	34,204	34,257	34,212

Velocity Financial, Inc. Net Interest Margin ‒ Portfolio Related and Total Company (Unaudited)

	Quarter Ended September 30, 2022			Quarter Ended September 30, 2021
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)
Loan portfolio:
Loans held for sale	$176			$2,284
Loans held for investment	3,217,264			2,137,505
Total loans	$3,217,440	$63,419	7.88%	$2,139,789	$46,923	8.77%

Debt:
Warehouse and repurchase facilities	$226,660	3,798	6.70%	$182,383	2,365	5.19%
Securitizations	2,644,489	30,763	4.65%	1,633,059	17,956	4.40%
Total debt - portfolio related	2,871,149	34,561	4.81%	1,815,442	20,321	4.48%
Corporate debt	215,000	4,011	7.46%	172,934	4,488	10.38%
Total debt	$3,086,149	$38,572	5.00%	$1,988,376	$24,809	4.99%

Net interest spread - portfolio related (2)			3.07%			4.29%
Net interest margin - portfolio related			3.59%			4.97%

Net interest spread - total company (3)			2.88%			3.78%
Net interest margin - total company			3.09%			4.13%

(1) Annualized.
(2) Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt.
(3) Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt.
Velocity Financial, Inc. Adjusted Financial Metric Reconciliation to GAAP Net Income (Unaudited)

Core Income
	Quarter Ended
($ in thousands)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021

Net Income	$9,983	$10,645	$3,121	$8,353	$8,022
Deal cost write-off - collapsed securitizations	-	-	-	$1,104	-
One-time Century Health & Housing Capital deal costs	-	-	-	$624	-
Corporate debt refinancing costs	-	-	$9,286	-	-
Core Income	$9,983	$10,645	$12,407	$10,081	$8,022

Diluted weighted average common shares outstanding	34,199	34,057	34,204	34,257	34,212
Core diluted earnings per share	$0.29	$0.31	$0.36	$0.29	$0.23

Contacts

Investors and Media:
Chris Oltmann
(818) 532-3708